UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2014

United Realty Trust Incorporated

(Exact Name of Registrant as Specified in Charter)

Maryland	333-178651	45-3770595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Broad Street New York, NY 10004
(Address, including zip code, of Principal Executive Offices) (212) 388-6800 (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

A copy of the press release issued by United Realty Trust Incorporated (the “Company”), dated January 15, 2015, regarding the estimated net asset value (“NAV”) per share of the Company’s common stock, as discussed in Item 8.01 of this Current Report, is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, Exhibit 99.1 shall not be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.

Item 8.01. Other Events

Estimated NAV per Share

As set forth in the Registration Statement on Form S-11 for the Company’s initial public offering (File No. 333-178651), as amended (the “Registration Statement”), beginning with the NAV pricing start date (as defined in the Registration Statement), the offering price per share for shares of common stock sold in the primary offering will be equal to the per-share NAV of the Company's common stock plus applicable selling commissions and dealer manager fees, the price per share for shares of common stock purchased under the Company’s distribution reinvestment plan (the “DRIP”) will be equal to the per-share NAV of the Company’s common stock, and (subject to certain limitations) the price per share for shares of common stock repurchased by the Company pursuant to the Company’s share repurchase plan (the “SRP”) will be equal to 95% of the per-share NAV of the Company’s common stock. The Company’s board of directors (the “Board”) has approved an estimated per-share NAV of the Company’s common stock equal to $12.51 per share, calculated by the United Realty Advisors LP (The “Advisor”) in accordance with the Company’s valuation guidelines.

 The Board has adopted valuation guidelines to be used in connection with determining the per-share NAV of the Company’s common stock. The valuation guidelines provide that the Advisor will calculate the NAV, taking into consideration the appraisals of each of the Company’s properties (the “Properties”) performed by an independent valuer and in accordance with the valuation guidelines established by the Board. The Advisor reviews valuations established by the independent valuer for consistency with the valuation guidelines and the reasonableness of the independent valuer’s conclusions. The Board oversees the Advisor’s NAV calculations and reviews and approves valuations. The Board relies on the Advisor’s valuation and the independent valuer’s determination of the value of the real property assets, however the Board may, in its discretion and as appropriate, consider other factors.

The valuation guidelines provide that in performing valuations of the Properties, the independent valuer will generally use the income approach (the “Income Approach”), in which value is estimated based on market expectations of the cash flows each Property is excepted to generate over its remaining useful life, discounted to present value using a rate of return appropriate for the risk of achieving the projected cash flows, plus the residual value of the Property at the end of the projection period. Alternatively, the independent valuer may, as it deems appropriate, value Properties using either the sales comparison approach (the “Sales Comparison Approach”), in which each Property is compared with comparable properties for which pricing information is available, or the replacement cost approach, which assesses the cost of replacing the Property.

The independent valuer assessed the Properties using both the Income Approach and the Sales Comparison Approach, and concluded that the Income Approach is more appropriate. As such, all Property valuations were estimated using the Income Approach.

KTR Real Estate Appraisal

In determining the most recent estimated value of the Company’s shares, the Board considered information and analysis, including valuation materials that were provided by KTR Real Estate Advisors, LLC (“KTR”), an independent advisory firm that specializes in providing real estate valuation services, and information provided by the Advisor.

Based on these considerations, the Board established an estimated value of the Company’s common stock, as of January 15, 2015, of $12.51 per share. If the Board had used one or more different valuation methods, it may have made a different determination regarding the estimated value of the Company’s shares. The Board is solely responsible for the establishment of the per share estimated value.

Methodology

In preparing its valuation materials, KTR, among other things:

•	reviewed financial and operating information requested from, or provided by, the Company;
•	researched the market by means of publications and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the Properties;
•	reviewed and discussed with senior management of the Company the historical and anticipated future financial performance of the Properties, including the review of forecasts and budgets prepared by the Company;
•	performed such other analyses and studies, and considered such other factors, as KTR considered appropriate; and
•	inspected each of the Properties.

In applying the Income Approach, KTR used the expected net income after vacancy and collection loss, and operating expenses, for each Property. Net income was then capitalized at an appropriate risk-adjusted discount rate to derive an estimate of value.

KTR used discount rates derived from fourth quarter 2014 industry published reports and other market participant data. For its analysis, KTR assumed that current in-place leases will be paid through their original terms.

This methodology produced an estimate for the aggregate value for the Company’s real estate portfolio (excluding liabilities) of $34.55 per share.

Estimates and Calculations by the Advisor

To estimate the Company’s per-share NAV, the Advisor analyzed the reports provided by KTR and utilized a method which is based on the fair value of the Properties and current assets, less the fair value of the Company’s total liabilities. The resulting value was then adjusted for non-controlling interests and divided by the number of shares outstanding on a fully-diluted basis as of January 14, 2015.

The Advisor reviewed the appraisals provided by KTR and agreed with the valuations. The Advisor valued current assets and liabilities at book value. The Advisor concluded that the book value of the Company’s debt as of January 15, 2015, properly reflected the fair value, as the debt was recently incurred and the terms are generally similar to the terms currently available to borrowers similar to the Company which are seeking borrowing terms similar to the Company’s.

The following table, prepared by the Advisor, summarizes the individual components presented to the Board to estimate per share value:

Per Share
Properties	$34.55
Current assets net of current liabilities	2.69
Mortgages, notes payable and non-controlling interests	(24.73)
Estimated per share value	$12.51

Limitations of the Asset Appraisals

The Company believes that the NAV method used to estimate the per-share NAV of the Company’s common stock is the methodology most commonly used by non-listed REITs to estimate per-share NAV. The Company believes that the assumptions described herein to estimate the value of the Properties are a reasonable estimate of the assumptions used by market participants buying and selling similar properties. The estimated Property values may not, however, represent current market value or book value. The estimated value of the Properties reflected above does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the estimated per-share NAV of the Company’s common stock does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred, including any costs of sale of its assets.

As with any methodology used to estimate value, the methodologies employed to value the Properties by KTR, and the recommendations made by the Advisor, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization rates, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from this estimated value per share.

 Limitations of the Estimated NAV per Share

The estimated per share NAV does not represent the: (i) the amount at which the Company’s shares would trade at a national securities exchange, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Accordingly, with respect to the estimated NAV per share, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;
•	a stockholder would ultimately realize distributions per share equal to this estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;
•	the Company’s shares would trade at a price equal to or greater than the estimated value per share if the shares were listed on a national securities exchange; or
•	the methodology used to estimate per-share NAV would be acceptable to the Financial Industry Regulatory Authority, Inc. for use on customer account statements, or that the estimated per-share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Conclusion

Based on the Advisor’s review of the reports provided by KTR, and on the Advisor’s own analysis, estimates and calculations (as described above), the Advisor recommended to the Board an estimate of per-share NAV as of January 15, 2015 of $12.51.

The estimated per-share NAV was unanimously adopted by the Board on January 15, 2015. The Board is ultimately and solely responsible for the determination of the estimated per-share NAV. The estimate was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates. The Company currently expects to update its estimated per-share NAV on a daily basis, subject to quarterly review and revision by the Board. Nevertheless, stockholders should not rely on the estimated per-share NAV in making a decision to buy or sell shares of the Company’s common stock.

New Purchase Price under Distribution Reinvestment Plan

Pursuant to the DRIP, the price per share for shares of common stock purchased under the DRIP will be equal to the per-share NAV of the Company’s common stock. Accordingly, under the DRIP, beginning with reinvestments of distributions accruing on January 15, 2015, and until the Company announces a new estimated value of its common stock, distributions may be reinvested in shares of common stock at a price equal to $12.51 per share.

New Purchase Price under Share Repurchase Plan

Pursuant to the Company’s SRP, as disclosed in the Registration Statement, the price per share for shares of common stock repurchased by the Company will be equal to 95% of the the per-share NAV of the Company’s common stock. Accordingly, under the SRP, subject to certain limitations, beginning with repurchases made on January 15, 2015, and until the Company announces a new estimate of per-share NAV, repurchases will be made at a price equal to $11.88 per share.

Item 9.01. Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit No.	Description
99.1	United Realty Trust Incorporated press release, dated January 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Realty Trust Incorporated

Date: January 15, 2015	By:	/s/ Jacob Frydman
		Name:	Jacob Frydman
		Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors